                                                                    Exhibit 23.4




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement (No. 333-120804) on Form S-3 and in the related prospectus of our report dated March 26, 2004 on the consolidated financial statements of Brentwood Health Management, LLC and subsidiaries for the year ended December 31, 2003, included in the Amended Current Report on Form 8-K/A filed by Psychiatric Solutions, Inc. on May 12, 2004. We also consent to the reference to us under the heading "Experts" in the prospectus.



                                        /s/ Crowe Chizek and Company LLC

December 14, 2004
Chicago, Illinois